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       FORM OF AMENDED AND RESTATED INDEMNITY AGREEMENT


     This Agreement is made as of the _____ day of _____________, 19___, between Addington Resources, Inc., a Delaware corporation
(the "Corporation"), and _________________ (the "Indemnitee"), a director and/or officer of the Corporation.

                             RECITALS

     A. The Indemnitee is currently serving as a director and/or officer of the Corporation and the Corporation wishes the Indemni-tee to continue in such capacity. The Indemnitee is willing, under certain circumstances, to continue in such capacity.

     B. The Corporation's By-laws (the "By-laws") provide that the Corporation shall indemnify each of its directors and officers (among others) to the fullest extent permitted by law. The General Corporation Law of the State of Delaware (the "Statute"), by its terms, recognizes that such indemnification is not exclusive of other rights that may arise by agreement, vote of shareholders or as otherwise therein provided.

     C. The Corporation may decide to purchase policies of directors' and officers' liability insurance ("D&0 Insurance"). However, D&0 Insurance coverage has been severely limited, the premium costs have increased severalfold, and the availability of such insurance at a reasonable price is uncertain. Accordingly, any policy which the Corporation may be able to obtain for its directors and officers may apply only to the extent that the Cor-poration is not permitted by law to indemnify its directors and officers or if the Corporation is financially unable to pay the indemnification permitted by law.

     D. The indemnities available under the Corporation's By-laws and the D&0 Insurance may not be adequate to protect the Indemnitee against the risks associated with service to the Corporation.

                            AGREEMENT

     NOW, THEREFORE, in order to induce the Indemnitee to continue to serve as a director and/or officer of the Corporation and in consideration for his or her continued services, and in order to do everything possible to procure and maintain adequate D&O Insurance coverage, the Corporation hereby agrees to indemnify the Indemnitee as follows:

          1. Indemnity. The Corporation shall indemnify to the fullest extent permitted under applicable law and pay on behalf of the Indemnitee, and his executors, administrators or assigns, any amount which the Indemnitee is or becomes legally obligated to pay because of any claim, action, suit or proceeding of any kind (whether civil, criminal, administrative, investigative, formal or informal) made or threatened against the Indemnitee because of any
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act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which the Indemnitee commits or suffers while acting in the capacity as a director or officer of the Corporation or, at the request of the Corporation, as an officer, director or trustee of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) and solely because of being a director, officer or trustee. The payments which the Corporation shall be obligated to make hereunder shall include, among other things, damages (including punitive or exemplary damages), judgments, settlements, fines, penalties and other liabilities and costs, costs of investigation and costs of defense of legal actions (including attorney's fees), claims or proceedings, and appeals therefrom, and costs of attachments or similar bonds; provided however, that the Corporation shall not be obligated to make any payments hereunder, including fines, fees or other obligations imposed by law which it is prohibited by applicable law from paying by way of indemnity (or any other reason) to the Indemnitee.

     2. Enforcement. If a claim under this Agreement is not paid by the Corporation, or on its behalf, within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

     3. Subrogation. In the event of payment under this Agree-ment, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

     4. Exclusions. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee:

     (a) for which payment is actually made to the Indemni-tee under a valid and collectible insurance policy, except in respect of any deductible relating to such insurance or any excess beyond the amount of payment under such insurance;

     (b) for which the Indemnitee is indemnified by the Corporation otherwise than pursuant to this Agreement;

     (c) if it is proved by final judgment in a court of law or other adjudication to have been based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which the Indemnitee was not legally entitled;

     (d) for an accounting of profits made from the purchase
         or sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statu-
         tory law or common law;
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     (e) brought about or contributed to by the dishonesty
         of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against the Indemnitee by reason of any alleged dishonesty of such Indemnitee, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that the Indemnitee committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent and, which acts were material to the cause of action so adjudicated; or

     (f) if it is proved by final judgment in a court of law that payment is prohibited by applicable law or is against public policy.

         For purposes of clause (e) above, "deliberate dishonesty" and "dishonest purpose and intent" shall not include any violation of federal securities law reporting and disclosure requirements or breach of fiduciary duties if the Indemnitee relied in good faith upon advice of the Corporation's counsel or auditors or otherwise reasonably believed there was no such violation or breach of duty.

         5. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corpo-ration for a portion of any costs, charges, or expenses, but not, however, to indemnification for all of the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such costs, charges, or expenses to which the Indemnitee is entitled.

    6. Consent. No costs, charges or expenses for which indem-nity shall be sought thereunder shall be incurred without the Corporation's consent, which consent shall not be unreasonably withheld.

    7. Notice of Claim. The Indemnitee, as a condition prece-dent to the Indemnitee's right to be indemnified under this Agree-ment, shall give to the Corporation notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to the attention of the Corporate Secretary, Addington Resources, Inc.,1500 North Big Run Road, Ashland, Kentucky 41101 (or such other address as the Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if personally delivered, telecopied or sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power.

    8. Advancement of Expenses. Costs and expenses (including attorneys' fees) incurred by the Indemnitee in defending or inves-tigating any action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter, if the Indemnitee shall undertake in writing to repay any
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such advances in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement. The advances to be made hereunder shall be paid by the Corporation to the Indemnitee within twenty (20) days following delivery of a written request therefore, together with the required written undertaking, by the Indemnitee to the Corpora-tion.

    Notwithstanding the foregoing or any other provision of this Agreement, if, in the opinion of the Corporation's counsel, applicable law permits indemnification in any matter only as authorized in a specific case upon a determination that the Indemnitee has met a standard of conduct, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors, by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that, based upon the facts known to the Board or counsel at the time such determination is made, such standard of conduct has not been met.

    The Indemnitee shall be entitled to a hearing before any such determination and shall be entitled to be represented by counsel at the expense of the Corporation in such hearing. The Indemnitee will be presumed to have met the required standard of conduct and the Corporation shall have the burden of proof in making any determination contrary to such presumption.

    9. Employee Benefit Plans. For purposes of this Agreement, the Indemnitee's capacity as a director of the Corporation shall include any service by the Indemnitee, on behalf or at the request of the Corporation, as a fiduciary with respect to any employee benefit plan, its participants, or beneficiaries; references to "fines" shall include any excise taxes asserted on a person with respect to any employee benefit plan.

    10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall consti-tute one instrument.

    11. Non-Exclusivity. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemni-fication under any provision of the Restated Certificate of Incor-poration or Bylaws of the Corporation or under Delaware law.

    12. Governing Law. This Agreement shall be governed by and construed in accordance with Delaware law.

    13. Successors and Assigns. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Indemnitee.

    14. Separability; Interpretation of Agreement. If any pro-visions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of
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this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be con-strued so as to give effect to the intent of the parties that the Corporation provides indemnification to the Indemnitee to the fullest extent permissible.

    15. Savings Clause. Whenever there is a conflict between any provision of this Agreement and any applicable present or future statute, law or regulation contrary to which the Corporation and the Indemnitee have no legal right to contract, the latter shall prevail, but in such event the affected provisions of this Agree-ment shall be curtailed and restricted only to the extent necessary to bring them within applicable legal requirements.

    16. Coverage. The provisions of this Agreement shall apply with respect to the Indemnitee's service as an officer and/or director of the Corporation prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though the director and/or officer may have ceased to be a director and/or officer of the Corporation.

    17. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. The modification of provisions in the Corporation's Restated Certificate of Incorporation relating to indemnification shall have no effect on the scope of indemnification provided under this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.



                                   ADDINGTON RESOURCES, INC.,
                                   a Delaware corporation


                                   By


                                   Name:  _______________________


                                   Title:  ______________________



                                   INDEMNITEE


                                   By